Exhibit 10.1

EXECUTION VERSION

FORWARD PURCHASE AGREEMENT Confirmation AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of April 18, 2024 (this “Amendment”), is entered into by and among (i) Sandia Investment Management LP on behalf of the Investors listed on Schedule A in the Initial Agreement (as defined below) (“Seller”) and (v) NKGen Biotech, Inc., a Delaware corporation (“NKGN” and formerly known as Graf Acquisition Corp. IV, a Delaware corporation).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of September 26, 2023 (the “Initial Agreement”), the Forward Purchase Agreement Confirmation Amendment, dated as of January 19, 2024 (together with the Initial Agreement, the “Confirmation”), by and among Seller, NKGN and NKGen Operating Biotech, Inc. (“Target” and formerly known as NKGen Biotech, Inc., a Delaware corporation and now a wholly-owned subsidiary of NKGN). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

On September 29, 2023, NKGN and Target completed the Business Combination, and accordingly, the Seller delivered a Pricing Date Notice to commence the Transaction.

1.	Amendment: The parties hereto agree to amend the Confirmation as follows:

a. The section titled “Reset Price” shall be deleted in its entirety and replaced with the following:

Reset Price:	The Reset Price will initially be the Initial Price. The Reset Price will be adjusted weekly on the first scheduled trading day of each week commencing on January 15, 2024 (retroactively) and January 22, 2024 to be the lowest of (a) 80% of the VWAP Price of the Shares during the prior week and (b) the Initial Price; thereafter, the Reset Price will be adjusted on the first scheduled trading day of each week to be the lowest of (a) 90% of the VWAP Price of the Shares during the prior week, (b) the Initial Price and (c) $1.2743, provided the Reset Price shall not be lower than $1.2743. In addition, the Reset Price will be reduced upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering or, as otherwise reset as mutually agreed by the parties.

2. Non-Reliance. Seller acknowledges and agrees that NKGN is in possession of non-public information about NKGN and its securities that has not been provided to Seller and that may or may not be material or superior to information available to Seller, and that Seller, in entering into this Amendment, has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral (from or by NKGN or any Person acting on their behalf) other than those expressly set out in this Amendment (or other related documents referred to herein) and that it will not have any right or remedy rising out of any representation, warranty or other statement not expressly set out in this Amendment or the Confirmation. Seller hereby waives any claim, or potential claim, it has or may have against NKGN and its officers and directors relating to NKGN’s possession of material non-public information.

3. Pricing Date Notice. Seller may also deliver to NKGN an updated pricing date notice, substantially in the form set forth on Schedule A of the Initial Agreement (the “Additional Share Pricing Date Notice”), to cover up to 248,360 additional Shares (the “Additional Shares”) under the Confirmation (subject to the Applicable Share Limit), with any such Additional Share Pricing Day Notice also constituting a Registration Request with respect to the Additional Shares, with the understanding that NKGN shall include such shares in its next Registration Statement.

4. No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and Amendment, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

7. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SANDIA INVESTMENT MANAGEMENT LP on behalf of Investors listed on Schedule A of the Confirmation

By:	/s/ Thomas J. Cagna
Name: Thomas J. Cagna
Title: COO, CFO & CCO

NKGEN BIOTECH, INC.

By:	/s/ Paul Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

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